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                                                                   Exhibit 23(b)

Consent of Independent Public Accountants

As independent public accountants, we hereby consent to the incorporation of our report with respect to the Consolidated Financial Statements of Public Service Company of Oklahoma dated February 25, 2000, included in this Form 10-K, into Public Service Company of Oklahoma's previously filed registration statements on Form S-3 (File Nos. 333-00973 and 333-33284).


/s/ Arthur Andersen LLP


Dallas, Texas
March 27, 2001